UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

___________________________

Soliton, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	001-38815	36-4729076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5304 Ashbrook Drive

Houston, Texas 77081

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 705-4866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                          ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SOLY	The NASDAQ Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2019, the Compensation Committee of the Board of Directors of Soliton, Inc. (the “Company”), approved the following bonus payments and compensation changes to its named executive officers: Christopher Capelli, Chief Executive Officer and President, and Walter V. Klemp, Executive Chairman, each received a cash bonus of $75,000 and a ten-year option to purchase 35,150 shares of Company common stock at an exercise price of $14.62 per share vesting in four equal annual installments; Lori Bisson, Chief Financial Officer, received a cash bonus of $50,000, a ten-year option to purchase 21,100 shares of Company common stock at an exercise price of $14.62 per share vesting in four equal annual installments, and her base salary was increased to $300,000; and Joe Tanner, Chief Operating Officer, received a cash bonus of $45,000 and a ten-year option to purchase 16,400 shares of Company common stock at an exercise price of $14.62 per share vesting in four equal annual installments. In addition, on June 27, 2019, in accordance with the Company’s previously disclosed independent director compensation policy, each of the Company’s independent directors of the Board: Jonathan Foster, Bradley Hauser and Danika Harrison, received a ten-year option to purchase 15,000 shares of the Company common stock at an exercise price of $14.62 per share vesting one year from the date of issuance.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 27, 2019, the Company held its 2019 Annual Meeting of Stockholders (the "Annual Meeting"). As of May 31, 2019, the record date for the Annual Meeting, there were 14,965,182 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 9,617,642 shares, or 64.27%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting:

Proposal No. 1:

The Company's stockholders elected Walter V. Klemp, Christopher Capelli, Jonathan P. Foster, Danika Harrison and Bradley Hauser to serve until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified as follows:

	For	Withheld

Walter V. Klemp	9,597,037	20,605
Christopher Capelli	9,616,178	1,464
Jonathan Foster	9,601,710	15,932
Bradley Hauser	9,601,710	15,932
Danika Harrison	9,601,760	18,882

 No broker non-votes were received.

Proposal No. 2:

The Company’s stockholders approved the increase in the available shares authorized for issuance under the 2018 Plan from 3,000,000 shares to 3,400,000 shares as follows:

For	Withheld	Abstain
9,577,379	37,532	2,731

Proposal No. 3:

The Company’s stockholders ratified the appointment of Dixon Hughes Goodman, LLP as the Company’s registered independent accounting firm for the fiscal year ending December 31, 2019 as follows:

For	Withheld	Abstain
9,608,137	3,210	6,295

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITON, INC.

By:	/s/ Lori Bisson
Lori Bisson
Executive Vice-President,
Chief Financial Officer

Dated: July 1, 2019